STOCK OPTION AGREEMENT

Pinnacle Business Management, Inc. (the "Company" or "Pinnacle") and Gordon & Associates Strategic Investments, Inc. and/or its designee(s) ("Gordon" or the "Optionee"), to be effective as of the 19th day of May 1999 (the "Grant Date").

     1. PURPOSE. The company and Optionee have entered into a Consulting Services Agreement dated May 19, 1999 pursuant to which the Company agreed to issue shares of common stock, $.001 par value and options to purchase shares of common stock for providing a strategic and valuable contact for the Company's business. In order to meet its obligations under the Consulting Services Agreement, the Company desires to enter into this Stock Option Agreement to more fully evidence the intent of the Company to issue stock options and to reward Optionee for its efforts in contributing to the growth of the Company.

     2. NATURE OF OPTION. The options are intended a constitute non-qualified stock option.

     3. GRANT OF OPTIONS. The Company grants to Optionee stock options (the "Options") to purchase up to a total of 35,322,578 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at such time(s) and at such price(s) as set forth on Exhibit "A" attached to Consulting Services Agreement and any amendments thereto (hereinafter referred to as Exhibit "A").

     4. VESTING AND EXERCISE OF OPTIONS. The Options vest and are immediately exercisable upon the occurrence of the opening of facilities at certain Mailbox, Etc. locations and/or the Company achieving certain closing prices for its Common Stock, as more fully set forth on Exhibit "A".

     5. ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTION. In the event of a stock dividend, stock split or a combination, reverse stock split, or other change in the Company's capitalization, or other distribution to common stockholders other than __________ cash dividends, after the effective date of this Agreement, the Options will be adjusted accordingly; provided that in no event will the exercise prices be increased.

     6. ADJUSTMENTS IN THE EVENT OF SIGNIFICANT TRANSACTIONS. In the event Gordon introduces, initiates, or consults to the Company regarding an event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding stock, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company, or in the event of a


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          transaction that would  effectively take the Company private or result
          in  the  Company   de-listing   its  shares  of  stock   ("Significant
          Transaction"), all outstanding options under this Agreement as of the effective date of the Significant Transaction shall immediately vest and become exercisable in full and Gordon shall participate in such Significant Transaction as a stockholder and the Company shall immediately upon such exercise issue and deliver shares of Common Stock representing the Options.

7.   EXERCISE PRICE.

     a.   Registered  Shares:  In the event  that the  shares  of  Common  Stock
          ------------------
          covered by the Options are registered and free trading at the time of exercise, the exercise prices of the Options are at such prices as set forth on Exhibit "A".

     b.   Unregistered  Shares:  In the event the shares of Common Stock covered
          --------------------
          by the Options are not registered and free trading, then the Company will carry a zero interest promissory note for a period of time sufficient for Gordon to have the opportunity to sell, in accordance with the restrictive stock sale provisions of the Consulting Services Agreement, an amount of registered free trading securities sufficient to pay the exercise price per Exhibit "A".

     c.   Significant  Transaction:  In the event of a Significant  Transaction,
          ------------------------
          Gordon will pay the exercise price of the lesser of twenty-five cents ($.25) per share or 30% of the average closing bid price for the thirty trading days prior to the first day of which either the company enters into an agreement to execute a significant Transaction or disseminates any news release, announcement or other information to the public or the Company's shareholders related to the Significant Transaction. In the event of a Significant Transaction the company will carry a zero interest promissory note for a period of time sufficient for the events of the Significant Transaction to either provide Optionee cash and/or the opportunity to sell, in accordance with the restrictive stock sale provisions of the Consulting Services Agreement, an amount of registered free trading securities sufficient to pay the exercise price.


8. TERM OF OPTIONS. This Option Agreement is valid for the same term as the Consulting Services Agreement.

9. METHOD OF EXERCISING OPTION. The Options are exercisable by delivering a written notice signed by the Optionee to the Secretary of the Company, which shall specify the number of shares to be acquired by virtue of the exercise of the options. The Optionee shall further deliver the federal tax identification numbers or social security numbers of the Optionee, the method of payment elected and the amount thereof, and the exact name in


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     which the shares will be  registered.  The Optionee may withdraw  notice of exercise of the Option at any time before close of business on the business day preceding the exercise date. If a person or persons other than the Optionee exercises the Option, such other person or persons must sign such notice.

10. DELIVERY OF SHARES. Upon the exercise of any options under this Agreement, the Company will deliver to Gordon, within ten (10) business days, the stock certificates evidencing the options exercised.

11.  METHOD OF PAYMENT.

     Registered  Shares: If the shares are registered and free trading,  payment
     ------------------
     of the exercise price for the shares purchased under the Options shall be delivered to the Secretary of The Company, within ten (10) business days after receipt of shares covered by the exercised options, by any combination of the following:

     a.   Cash;
     b.   Certified  Check;
     c.   Cashier's  Check;
     d.   Wire  Transfer;

     e. Shares of Common Stock. Shares of common stock owned by the Optionee and valued at the closing price of the common stock at the date that the payment is due by the Optionee and shall contain all proper endorsements;
     f. Broker-Dealer. The Options are exercisable by a broker-dealer acting on behalf of the Optionee if the broker-dealer receivers the following from the Optionee or the Company:

          i.   This Option Agreement; and
          ii. Written instructions, signed by the Optionee, requesting the Company to deliver the Shares to the broker-dealer on behalf of such Optionee and specifying the account into which such Shares should be deposited.

     Unregistered  Shares or  Significant  Transaction:  If the  shares  are not
     --------------------------------------------------
     registered and free trading or in the event of a Significant Transaction the payment of the exercise price will be made in accordance with the provisions of paragraph 7 (b) or (c) herein and delivered to the Secretary of the Company. When payment is required it shall be made in accordance with (a), (b), (c), (d), (e), or (f) of this paragraph.

12. RIGHT OF EXERCISE. The Options are exercisable at any time during the term of this Option Agreement, in whole or in part, to acquire those Shares that have vested in accordance with this Option Agreement; provided, however, that this Option may only be exercisable to acquire whole shares of Common Stock.


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13.  APPROVAL.  If required by applicable  law, the Company will obtain board of director and shareholder approval of this Option Agreement pursuant to which the options are covered. The resolutions of the Board of Directors and Shareholders will authorize the Company to reserve for issuance under the Stock Option Plan 35,322,578 shares of the Company's Common Stock.

14. SECURITIES REPRESENTATION. The Company is obligated to have previously registered the shares of Common Stock covered by these Options, however, as of the date of this Agreement the shares of Common Stock have not been registered but this in no way eliminates or modifies the Company's obligation to register all shares of common Stock subject to the Options. However, Optionee understands that until such shares are registered there are certain restrictions upon the sale and transfer of such shares and Rule 144 and/or Rule 701 under the Securities Act of 1933 may be available in connection with any resale of shares of Common Stock. Optionee hereby represents (and promises to so represent upon any exercise under this Option) that as of the dates any unregistered shares of Common Stock are hereafter acquired by Optionee, such unregistered shares shall be acquired for Optionee's own account, for investment and not with a view to be distribution thereof.

     Company represents and warrants that upon the exercise of Options, the Company will notify Gordon as to the number of shares issued and outstanding of the Company so that Gordon may comply with applicable Securities Laws.

15.  MISCELLANEOUS

     a.   Registration  Rights.  The company shall register the shares of Common
          ---------------------
          Stock represented by the Options with the Securities and Exchange Commission pursuant to a registration statement (Securities Acts of 1933 and 1934) as soon as practicable following execution of this Agreement and in any event no later than one (1) month following the execution date of this Agreement.

     b.   Notification.   The  Company   shall  notify  the  Optionee  that  the
          ------------
          registration statement has been filed within five business days after such filing. The Company shall include in such registration statement all shares of Common Stock subject to this Option Agreement, regardless of whether such shares of Common Stock have been the subject of an exercise or are currently vested.

     c.   Modification.   This  Agreement  may  not  be  modified,   changed  or
          ------------
          terminated verbally, and may only be modified, changed or terminated by an agreement in writing signed by the party against whom enforcement of any such change of termination is sought. Any modification or change or termination of this Agreement shall not operate to deny or otherwise take away any right of the Optionee to exercise the Options to the extent of the vested rights set forth herein.


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     d.   No Minimum Engagement. The company shall not be deemed by the grant of
          ---------------------
          the Options (as distinguished from the separate Consulting Services Agreement) to be required to engage Optionee for any minimum period, nor is Gordon required to perform any further duties or functions for the Company.

     e.   Shareholder  Rights Prior to and after  Exercise.  Optionee  shall not
          -------------------------------------------------
          have any rights as a shareholder with respect to any shares covered by the Options until the date of the exercise of each of the Options and tender of payment pursuant to the terms and conditions for payment hereunder. No adjustment shall be made for dividends or other rights related to shares of Common Stock for which the record date is prior to the date the Option is exercised. The delay or refusal on the part of the Company in issuing the stock certificates evidencing the shares of Common Stock subject to an exercise of the Options shall not result in a limitation, restriction or denial of the Optionee's rights as a shareholder of the Company subsequent to such exercise.

     f.   Governing  Law.  The  laws of the  State  of Texas  shall  govern  the
          --------------
          validity, construction and performance of this agreement. Any invalidity of any provision of this Agreement shall not affect the validity of any provision.

     g.   Notice. All offers, notices, demands,  requests,  acceptances or other
          ------
          communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company shall be addressed to its principal office, and any notice mailed to Optionee shall be addressed to Optionee's residence address as it appears on the signature page hereof or the books and records of the Company or to such other address as either party may hereafter designate in writing to the other.

     h.   Third Party  Beneficiaries.  This Agreement shall inure to the benefit
          --------------------------
          of and bind the legal representatives, successors and assigns of the parties hereto.

     i.   No  Obligation  to Exercise.  To Optionee  shall have no obligation to
          ----------------------------
          exercise any Option granted by this Agreement.


IN WITNESS WHEREOF, THIS AGREEMENT IS EXECUTED EFFECTIVE AS OF THE GRANT DATE. GORDON & ASSOCIATES STRATEGIC INVESTMENTS, INC.


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By:   ____/s/___________________________________
     Denis  Gordon,  President

Address:     11191  Westheimer  #330
             Houston,  Texas  77024


PINNACLE  BUSINESS  MANAGEMENT,  INC.




By:  ___/s/_____________________________________
     Jeff  Turino,  Chief  Executive  Officer




By:  ___/s/_____________________________________
     M.  Bruce  Ball,  President

Address:     2963  Gulf  to  Bay  Blvd.,  Suite  265
             Clearwater,  Florida  33759


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